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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): SEPTEMBER 28, 1998




                                 GENE LOGIC INC.
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



       0-23317                                           06-1411336
(Commission File No.)                          (IRS Employer Identification No.)

                             708 QUINCE ORCHARD ROAD
                          GAITHERSBURG, MARYLAND 20878
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (301) 987-1700


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         This Current Report on Form 8-K contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those ascribed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the possibility that some or all of the objectives of the merger transaction involving Gene Logic Inc., a Delaware corporation (the "Company"), Gene Logic Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub") and Oncormed, Inc., a Delaware corporation ("Oncormed"), will not be achieved, potential problems associated with integrating the two companies, including the risk that key employees will choose to leave, acceptance of the merger by corporate partners and the market, as well as risks and uncertainties associated with the ongoing businesses of the Company and Oncormed as discussed in their respective Annual Reports on Form 10-K for the year ended December 31, 1997, their other reports and documents filed periodically with the Securities and Exchange Commission (the "SEC") and in Company's Registration Statement on Form S-4 (No. 333-60135), as amended (the "Registration Statement").

         On September 28, 1998, Oncormed was merged with and into Merger Sub pursuant to an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated July 6, 1998, among the Company, Merger Sub and Oncormed. The description contained in this Item 2 of the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1.

         The merger of Oncormed with and into Merger Sub (the "Merger") became effective at the time of the filing of a Certificate of Merger with the office of the Secretary of State of the State of Delaware on September 28, 1998 (the "Effective Time"). At the Effective Time (i) Oncormed ceased to exist and (ii) subject to the provisions in the Merger Agreement relating to the payment of cash in lieu of fractional shares, each share of Common Stock, $0.01 par value, of Oncormed ("Oncormed Common Stock") outstanding immediately prior to the Effective Time was converted into the right to receive .4673 of a share (the "Exchange Ratio") of Common Stock, $0.01 par value, of the Company ("Company Common Stock").

         As a result of the Merger, the Company will issue a total of 4,849,815 shares of Company Common Stock to the former holders of Oncormed Common Stock, which amount constitutes approximately 24.7% of the Company's Common Stock outstanding immediately after the consummation of the Merger. Cash payments will be made for fractional shares resulting from the conversion. The Company will use its current cash resources to fund the payments for fractional shares.

         Douglas Dolginow, M.D., the former President and Chief Operating Officer of Oncormed, a former stockholder of Oncormed and the Senior Vice President, Pharmacogenomics of the Company as of the Effective Time, will receive 102,221 shares of Company Common Stock and $3.61 in lieu of fractional shares in exchange for his Oncormed Common Stock.


                                       2.
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         On September 28, 1998, the Company issued a press release relating to the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.2.

         The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and for accounting purposes will be treated as a purchase.

         The Company uses a proprietary system, based on analysis of gene expression and regulation, designed to discover drug targets and drug leads. The Company's objective is to provide its pharmaceutical company partners with novel drug targets, drug leads and a suite of genomic database products to reduce the time, cost and risk associated with drug discovery.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENT OF BUSINESSES ACQUIRED.

                  (1) Audited financial statements of Oncormed as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995 and for the period from inception (July 12, 1993) through December 31, 1997, with an audit report by Arthur Andersen LLP, were previously reported on pages F-25 through F-42 of the Registration Statement. Unaudited financial statements as of June 30, 1998, and for the six-month periods ended June 30, 1998 and 1997 were previously reported on pages F-45 through F-51 of the Registration Statement.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                           The pro forma financial information at June 30, 1998 and for the year ended December 31, 1997 and the six months ended June 30, 1998 were previously reported on pages 32 through 37 of the Registration Statement.

         (c)      EXHIBITS.

Exhibit No.       Description

99.1* Agreement and Plan of Merger and Reorganization dated July 6, 1998 by and between the Company, Merger Sub and Oncormed.

99.2 Press Release dated as of September 28, 1998 relating to the consummation of the Merger Agreement.

* Incorporated by reference from exhibit to Schedule 13D filed by the Company with the Securities Exchange Commission on July 10, 1998.


                                       3.
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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GENE LOGIC INC.




Dated:  October 8, 1998               By:  /s/ Michael J. Brennan
                                           ------------------------------------
                                           Michael J. Brennan, M.D., Ph.D.
                                           President and Chief Executive Officer


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                                INDEX TO EXHIBITS


Exhibit No.       Description

99.1* Agreement and Plan of Merger and Reorganization dated July 6, 1998 by and between the Company, Merger Sub and Oncormed.

99.2 Press Release dated as of September 28, 1998 relating to the consummation of the Merger Agreement.

* Incorporated by reference from exhibit to Schedule 13D filed by the Company with the Securities Exchange Commission on July 10, 1998.